Exhibit 24.1

KNOW ALL BY THESE PRESENTS THAT each person whose signature appears below, does hereby appoint KATHY N. WALLER, Executive Vice President, Chief Financial Officer and President, Enabling Services of The Coca-Cola Company (the “Company”), BERNHARD GOEPELT, Senior Vice President and General Counsel of the Company, and JENNIFER D. MANNING, Associate General Counsel and Secretary of the Company, or any one of them, as such person’s true and lawful attorney for such person and in such person’s name for the purpose of executing on such person’s behalf (i) the Company’s Registration Statement on Form S-8, or any amendments or supplements thereto, for the registration of Common Stock, par value $.25 per share, of the Company in accordance with the authorization of the Board of Directors with respect to The Coca-Cola Company 401(k) Plan; (ii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-186949); (iii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-194214); (iv) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-207643); (v) any application for registration or qualification (or exemption therefrom) of such securities under the Blue Sky or other federal or state securities laws and regulations or the laws and regulations of any governmental entity outside the United States of America; and (vi) any other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration or qualification (or exemption therefrom); and for the purpose of causing any such registration statement or any subsequent amendment or supplement to such registration statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Herbert A. Allen
Herbert A. Allen
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Ronald W. Allen
Ronald W. Allen
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Marc Bolland
Marc Bolland
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Ana Botín
Ana Botín
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Richard M. Daley
Richard M. Daley
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Christopher C. Davis
Christopher C. Davis
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Barry Diller
Barry Diller
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Helene D. Gayle
Helene D. Gayle
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Alexis M. Herman
Alexis M. Herman
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Muhtar Kent
Muhtar Kent
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Robert A. Kotick
Robert A. Kotick
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Maria Elena Lagomasino
Maria Elena Lagomasino
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Sam Nunn
Sam Nunn
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ Caroline J. Tsay
Caroline J. Tsay
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of April, 2018.

/s/ David B. Weinberg
David B. Weinberg
Director